EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

TONTINE CAPITAL PARTNERS, L.P.,

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

AND

PATRICK INDUSTRIES, INC.

APRIL 10, 2007

TABLE OF CONTENTS

                                                                                     Page

ARTICLE 1 Definitions	1
ARTICLE 2	Purchase and Sale of Shares and Issuance of Note	4
2.1	Purchase of Shares	4
2.2	Issuance of Note	4
2.3	Purchase Price for Shares and Form of Payment; Delivery	4
2.4	Closing Date	4
ARTICLE 3 Buyers’ Representations and Warranties	4
3.1	Organization and Qualification	4
3.2	Authorization; Enforcement	4
3.3	Securities Matters	5
3.4	Information	5
3.5	Restrictions on Transfer	5
3.6	Stock Ownership	6
ARTICLE 4 Representations and Warranties of the Company	6
4.1	Organization and Qualification	6
4.2	Authorization; Enforcement	6
4.3	Capitalization; Valid Issuance of Securities	6
4.4	No Conflicts	7
4.5	SEC Documents; Financial Statements.	8
4.6	Absence of Certain Changes	8
4.7	Absence of Litigation	8
4.8	Intellectual Property	9
4.9	Tax Status	9
4.10	Permits; Compliance.	9
4.11	Environmental Matters	10
4.12	Title to Property	11
4.13	No Investment Company or Real Property Holding Company	11
4.14	No Brokers	11
4.15	Registration Rights	11
4.16	Exchange Act Registration	11
4.17	Labor Relations	11
4.18	Transactions with Affiliates and Employees	11
4.19	Insurance	11
4.20	Approved Acquisitions of Securities; No Anti-Takeover Provisions	12
4.21	ERISA	12
4.22	Disclosure	12
ARTICLE 5 Covenants	13
5.1	Form D; Blue Sky Laws	13
5.2	Use of Proceeds	13
5.3	Expenses	13
5.4	No Integration	13
5.5	Board Designee(s)	13

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5.6	Future Acquisitions	13
5.7	Announcement of Rights Offering	14
ARTICLE 6 Conditions To The Company’s Obligation	14
6.1	Delivery of Transaction Documents	14
6.2	Payment of Purchase Price	14
6.3	Representations and Warranties	14
6.4	Litigation	14
ARTICLE 7 Conditions to The Buyers’ Obligation	14
7.1	Delivery of Transaction Documents; Issuance of Securities	14
7.2	Representations and Warranties	14
7.3	Consents	15
7.4	Litigation	15
7.5	Project A	15
7.6	Opinion	15
7.7	No Material Adverse Effect	15
7.8	Board Approval	15
7.9	Amendment of Rights Plan	15
7.10	Control Share Statute	15
ARTICLE 8 Termination	15
8.1	Termination Provisions	15
8.2	Effect of Termination	16
ARTICLE 9 Indemnification	16
9.1	Indemnification by the Company	16
9.2	Notification	16
ARTICLE 10 Governing Law; Miscellaneous	17
10.1	Governing Law	17
10.2	Counterparts; Electronic Signatures	17
10.3	Headings	17
10.4	Severability	17
10.5	Entire Agreement; Amendments	17
10.6	Notices	18
10.7	Successors and Assigns	19
10.8	Third Party Beneficiaries	19
10.9	Publicity	19
10.10	Further Assurances	19
10.11	No Strict Construction	19
10.12	Rights Cumulative	19
10.13	Survival	19
10.14	Knowledge	19

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of April 10, 2007, is entered into by and among PATRICK INDUSTRIES, INC., an Indiana corporation (the “Company”), and the investors identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

RECITALS:

A.           The Buyers desire to provide financing to the Company, and the Company desires to obtain financing from the Buyers, upon the terms and conditions set forth in this Agreement, in connection with the Company’s proposed acquisition of Adorn Holdings, Inc. (“Target”);

B.            The total financing being provided by the Buyers to the Company hereunder shall consist of the purchase by the Buyers of 980,000 shares (the “Shares”) of common stock, no par value, of the Company, which constitutes 19.95% of the common stock currently outstanding, at $11.25 per share, for a total purchase price of $11,025,000.00, and the provision by the Buyers of interim debt financing of up to $16,500,000.00, but not less than $13,975,000.00 (the “Debt Financing”), in exchange for Senior Subordinated Promissory Notes from the Company in like principal amount, substantially in the form attached hereto as Exhibit A (individually, a “Note” and collectively, the “Notes”);

C.            The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Section 4(2) of the 1933 Act and Rule 506; and

D.           At the Closing (as defined below), the parties hereto will execute and deliver an Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit B, pursuant to which the Company has agreed under certain circumstances to register the resale of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

AGREEMENT

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

ARTICLE 1

DEFINITIONS

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition” means the proposed acquisition by the Company of the Target pursuant to that certain Securities Purchase Agreement dated April 10, 2007 among the Company, Target and the additional parties thereto (the “Target SPA”).

“Action” means any action, suit claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against or affecting the Company, any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.

“Agreement” means this Securities Purchase Agreement.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit B, to be executed and delivered at the Closing pursuant to which the Company has agreed under certain circumstances to register the resale of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

“Buyer” and “Buyers” have the meaning set forth in the preamble.

“Claim” has the meaning set forth in Section 8.2.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Code” has the meaning set forth in Section 4.13.

“Common Stock” means the Company’s common stock, no par value.

“Company” has the meaning set forth in the preamble.

“Debt Financing” has the meaning set forth in the Recitals.

“Environmental Laws” has the meaning set forth in Section 4.11.

“ERISA” has the meaning set forth in Section 4.21.

“Reimbursement Agreement” has the meaning set forth in Section 5.3.

“GAAP” has the meaning set forth in Section 4.5(b).

“Hazardous Materials” has the meaning set forth in Section 4.11.

“IBCL” has the meaning set forth in Section 4.20.

“Indemnified Party” has the meaning set forth in Section 8.2.

“Intellectual Property” has the meaning set forth in Section 4.8.

“Investment Company” has the meaning set forth in Section 4.13.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, judgment, decree, ordinance, policy or directive, including those entered, issued, made, rendered or required by any court, administrative or other governmental body, agency or authority, or any arbitrator.

“Material Adverse Change” means a material adverse change on the business, condition, financial or otherwise, assets, liabilities, or results of operations of the Company and each of its Subsidiaries, taken as a whole; provided, however, “Material Adverse Change” shall not include (a) changes in business or economic conditions affecting the economy or the Company’s and each of its Subsidiaries’ industries generally, provided that the Company and each of its Subsidiaries are not disproportionately affected thereby; (b) changes in stock markets or credit markets; (c) any event as to which the Buyers have provided written consent hereunder; or (d) except for purposes of Section 4.4, the execution, delivery or performance of this Agreement (including any announcement relating to this Agreement or the fact that the Company is acquiring the Target and each of its subsidiaries).

“Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company.

“Note” and “Notes” have the meaning set forth in the Recitals.

“Per Share Price” means $11.25 per Share, which is the lesser of (a) the closing price of the Common Stock as reported on the Nasdaq Global Market on the trading day immediately prior to the public announcement of the Company’s entry into the Target SPA and (b) the arithmetic average of the closing price of the Common Stock as reported on the Nasdaq Global Market during the twenty (20) consecutive trading day period ending five (5) trading days prior to such public announcement. The Per Share Price shall be rounded down to the closest $0.25 increment.

“Permits” has the meaning set forth in Section 4.10.

“Purchase Price” has the meaning set forth in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated September 13, 2005, by and between Tontine Capital and the Company pursuant to which the Company has agreed under certain circumstances to register the resale of shares of Common Stock held by Tontine Capital under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

“Rights Agreement” has the meaning set forth in Section 4.20.

“Rule 506” means Rule 506 of Regulation D promulgated under the 1933 Act.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.5.

“Securities” means, collectively, the Shares and the Note.

“Shares” has the meaning set forth in the Recitals.

“Subsidiaries” means with respect to the Company, Machinery Inc. and Harlan Machinery Inc.

“Target” has the meaning set forth in the Recitals.

“Target SPA” has the meaning set forth in the definition of Acquisition.

“Tontine Capital” means Tontine Capital Partners, L.P.

“Transaction Documents” means this Agreement, the Amended and Restated Registration Rights Agreement, the Note, and any other documents contemplated by this Agreement.

“Transfer Instructions” has the meaning set forth in Section 2.3.

ARTICLE 2

PURCHASE AND SALE OF SHARES AND ISSUANCE OF NOTE

2.1          Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell the Shares to each Buyer and each Buyer shall purchase from the Company the number of Shares as is set forth below such Buyer’s name on the signature page hereto.

2.2          Issuance of Note. Subject to the terms and conditions of this Agreement, on the Closing Date, each Buyer shall provide a portion of the Debt Financing to the Company in the amount as is set forth below such Buyer’s name on the signature page hereto and the Company shall issue a Note in like principal amount to each Buyer.

2.3          Purchase Price for Shares and Notes and Form of Payment; Delivery. On the Closing Date each Buyer shall pay the Per Share Price for the Shares and the amount of the Note to be issued and sold to it at the Closing, for a total price of $11,025,000.00 for the Shares and up to $16,500,000.00, but not less than $13,975,000.00 for the Notes (the “Purchase Price”). The Purchase Price shall be paid by wire transfer of immediately available funds in accordance with the Company’s written instructions. At the Closing, upon payment by the Buyers of the Purchase Price, the Company shall issue and deliver to the Buyers the Notes in the principal amount of the total Debt Financing, and the Company will deliver irrevocable written instructions (“Transfer Instructions”) to the transfer agent for the Company’s Common Stock to issue certificates representing the Shares registered in the name of each Buyer and to deliver such certificates to or at the direction of each Buyer. The Company shall not have the power to revoke or amend the Transfer Instructions without the written consent of the Buyers.

2.4          Closing Date. Subject to the terms of this Agreement, the closing of the transactions contemplated by this Agreement shall occur on or before the date that is five (5) days after the date that the last of the conditions set forth in Article 6 and Article 7 have been satisfied, or at such other time as may be mutually agreed upon by the parties to this Agreement (the “Closing Date”), at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60606 or at such other location or by such other method (including exchange of signed documents) as may be mutually agreed upon by the parties to this Agreement (“Closing”).

ARTICLE 3

BUYERS' REPRESENTATIONS AND WARRANTIES

Each Buyer represents and warrants to the Company that:

3.1          Organization and Qualification. Each of the Buyers is an entity of the type identified on the signature page hereto duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to purchase the Shares and provide the Debt Financing and otherwise perform its obligations under this Agreement and the other Transaction Documents.

3.2          Authorization; Enforcement. This Agreement and each of the other Transaction Documents to be executed by the Buyers and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by, and duly executed and delivered on behalf of, such Buyer. This Agreement and each of the other Transaction Documents to be executed by the Buyers constitutes the valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

3.3          Securities Matters. In connection with the Company’s compliance with applicable securities laws:

a.             Such Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemption and the eligibility of such Buyer to acquire the Securities.

b.            Such Buyer is purchasing the Securities for its own account, not as a nominee or agent, for investment purposes and not with a present view towards resale, except pursuant to sales exempted from registration under the 1933 Act, or registered under the 1933 Act as contemplated by the Amended and Restated Registration Rights Agreement.

c.             Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities. Such Buyer understands that its investment in the Securities involves a significant degree of risk. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

3.4          Information. Such Buyer has conducted its own due diligence examination of the Company’s business, financial condition, results of operations, and prospects. In connection with such investigation, such Buyer and its representatives (i) have reviewed the Company’s Form 10-K for the fiscal years ended December 31, 2005 and December 31, 2006, the Company’s quarterly reports on Form 10-Q for the three most recently concluded interim periods and the Company’s Current Reports on Form 8-K or Form 8-K/A filed in 2006 and 2007, and (ii) have been given an opportunity to ask questions, to the extent such Buyer considered necessary, and have received answers from, officers of the Company concerning the business, finances and operations of the Company and information relating to the offer and sale of the Securities, and (iii) have received or had an opportunity to obtain such additional information as it deemed necessary to make an informed investment decision with respect to the purchase of the Securities.

3.5          Restrictions on Transfer. Such Buyer understands that except as provided in the Amended and Restated Registration Rights Agreement, the issuance of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws. Such Buyer may be required to hold the Securities indefinitely and the Securities may not be transferred unless (i) the Securities are sold pursuant to an effective registration statement under the 1933 Act, or (ii) the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration. Such Buyer understands that until such time as the resale of the Shares has been registered under the 1933 Act as contemplated by the Amended and Restated Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, certificates evidencing the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.”

3.6          Stock Ownership. The Buyers, in the aggregate, beneficially owned as of the date of this Agreement, 1,313,089 shares of the Company’s Common Stock. Except for such shares and the Shares and the Notes to be issued pursuant to this Agreement, neither the Buyers nor any of their respective affiliates, has or has a right to acquire any beneficial ownership interest in any capital stock or any other securities of the Company, and no such person has a right to vote any common stock of the Company.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s Disclosure Schedule attached hereto, the Company represents and warrants to Buyers that:

4.1          Organization and Qualification. The Company has no subsidiaries other than the Subsidiaries. The Company and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with corporate power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any provision of its respective certificate or articles of incorporation, partnership agreement, bylaws or other organizational or charter documents, as the same may have been amended.

4.2          Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and each of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company. This Agreement and each of the other Transaction Documents will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

4.3          Capitalization; Valid Issuance of Securities. As of the date hereof, the authorized capital stock of the Company consists of 12,000,000 shares of Common Stock, of which 4,912,427 shares are issued and outstanding, and no shares are held by the Company as treasury shares, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of such outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The Securities have been duly authorized and when issued pursuant to the terms hereof will be validly issued, fully paid and nonassessable and will not be subject to any encumbrances, preemptive rights or any other similar contractual rights of the shareholders of the Company or any other person. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date of this Agreement, except as set forth on Schedule 4.3 or disclosed in the Company’s Proxy Statement for 2006, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares or the Notes. Except as may be described in any documents which have been publicly filed by any of the Company's shareholders, to the Company’s knowledge, there are no agreements between the Company’s shareholders with respect to the voting or transfer of the Company’s capital stock or with respect to any other aspect of the Company’s affairs.

4.4          No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of Securities) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation, as amended, of the Company or the Bylaws, as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any Legal Requirement (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to any filings or notices related to the issuance of the Shares to be filed with Nasdaq, if any, and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.5	SEC Documents; Financial Statements.

a.          Since December 31, 2005, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1933 Act and the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”), or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

b.     As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or taken in the aggregate would not reasonably be expected to have a Material Adverse Effect.

c.     Except as set forth on Schedule 4.5, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act).

4.6          Absence of Certain Changes. Since December 31, 2006, other than circumstances affecting the recreational vehicle and manufactured housing industries generally, there has not occurred any event or circumstance that has had, resulted in, or would reasonably be expected to have, a Material Adverse Change. Except with respect to the transactions contemplated hereby and by each of the other Transaction Documents and except as set forth on Schedule 4.6, since December 31, 2006, the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected on the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC.

4.7          Absence of Litigation. There is no Action pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

4.8          Intellectual Property. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, copyrights, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, to the Company’s knowledge, as presently contemplated to be operated in the future); except as set forth on Schedule 4.8, there is no claim or Action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and to the Company’s knowledge, the Company’s or its Subsidiaries’ current products and processes do not infringe on any Intellectual Property or other rights held by any person, except where any such infringement would not reasonably be expected to have a Material Adverse Effect.

4.9          Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

4.10	Permits; Compliance.

a.          The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, “Permits”), and there is no Action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

b.          Except as set forth on Schedule 4.10(b), since December 31, 2006, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time): (a) would reasonably be expected to constitute or result in a violation by the Company or any of its Subsidiaries, or a failure on the part of the Company or its Subsidiaries to comply with, any Legal Requirement; or (b) would reasonably be expected to give rise to any obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.10(b), neither the Company nor any of its Subsidiaries has received any notice or other communication from any regulatory authority or any other person, nor does the Company have any knowledge regarding: (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (y) any actual, alleged, possible or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect.

c.          The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it and has taken reasonable steps such that the Company expects to be in a position to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder at such time as Section 404 becomes applicable to the Company.

d.          The Company is, and has reason to believe that for the foreseeable future it will continue to be, in compliance with all applicable rules of the Nasdaq Global Market. The Company has not received notice from Nasdaq that the Company is not in compliance with the rules or requirements thereof. The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the Nasdaq Global Market, and no approval of the shareholders of the Company is required for the Company to issue the Shares as contemplated by this Agreement.

4.11        Environmental Matters. “Environmental Laws” shall mean, collectively, all Legal Requirements, including any federal, state, local or foreign statute, laws, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued against the Company or its Subsidiaries, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Except for such matters as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws; (ii) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained, have complied, and are in compliance with all Permits that are required pursuant to Environmental Laws for the occupation of their respective facilities and the operation of their respective businesses; (iii) none of the Company or its Subsidiaries has received any written notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (including fines, penalties, costs and expenses), including any investigatory, remedial or corrective obligations, relating to any of them or their respective facilities arising under Environmental Laws, nor, to the knowledge of the Company is there any factual basis therefore; (iv) there are no underground storage tanks, polychlorinated biphenyls, urea formaldehyde or other hazardous substances (other than small quantities of hazardous substances for use in the ordinary course of the operation of the Company’s and its Subsidiaries’ respective businesses, which are stored and maintained in accordance and in compliance with all applicable Environmental Laws), in, on, over, under or at any real property owned or operated by the Company and/or its Subsidiaries; (v) there are no conditions existing at any real property or with respect to the Company or any of its Subsidiaries that require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws and (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has contractually, by operation of law, or otherwise amended or succeeded to any liabilities arising under any Environmental Laws of any predecessors or any other Person.

4.12        Title to Property. Except for any lien for current taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings and except as set forth on Schedule 4.12, the Company and its Subsidiaries have good and marketable title to all real property and all personal property owned by them which is material to the business of the Company and its Subsidiaries. Any leases of real property and facilities of the Company and its Subsidiaries are valid and effective in accordance with their respective terms, except as would not have a Material Adverse Effect.

4.13        No Investment Company or Real Property Holding Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an “investment company” as defined under the Investment Company Act of 1940 (“Investment Company”). The Company is not controlled by an Investment Company. The Company is not a United States real property holding company, as defined under the Internal Revenue Code of 1986, as amended (the “Code”).

4.14        No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.15        Registration Rights. Except pursuant to the Amended and Restated Registration Rights Agreement and this Agreement, neither the Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the SEC or registered or qualified with any other governmental authority.

4.16        Exchange Act Registration. The Common Stock is registered pursuant to the 1934 Act, and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock.

4.17        Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.18        Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company, and to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.19        Insurance. The Company and its Subsidiaries have insurance policies in full force and effect of a type, covering such risks and in such amounts, and having such deductibles and exclusions as are customary for conducting businesses and owning assets similar in nature and scope to those of the Company and its Subsidiaries. The amounts of all such insurance policies and the risks covered thereby are in accordance in all material respects with all material contracts and agreements to which the Company and/or its Subsidiaries is a party and with all applicable Legal Requirements. With respect to each such insurance policy: (i) the policy is valid, outstanding and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally, equitable limitations on the availability of specific remedies and principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); (ii) neither the Company nor any of its Subsidiaries is in breach or default with respect to its obligations thereunder in any material respect; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.

4.20        Approved Acquisitions of Securities; No Anti-Takeover Provisions. Prior to Closing, the Company will have taken all necessary action, if any, required under the laws of the State of Indiana or otherwise to allow the Buyers to acquire the Securities pursuant to this Agreement and further to allow the Buyers to, without further approval of the Company’s Board of Directors, acquire in the future additional shares of Common Stock, until such time as the Buyers collectively own 40% of the then-outstanding Common Stock, including the adoption of irrevocable resolutions approving and exempting from the restrictions in Section 18 and Section 19 of Chapter 43 of the ICBL the transactions contemplated by this Agreement. Without limitation of the foregoing, the Company will have amended its Bylaws to opt out of the provisions of the Indiana Business Corporation Law (“IBCL”) pertaining to the acquisition of a controlling interest (IBCL 23-1-42-1 through 23-1-42-11) with respect to the acquisition by the Buyers of the Shares. Except for the Rights Agreement, the Company has no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or Bylaws, each as amended (or similar charter documents), that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of the Securities and the Buyers’ ownership of the Securities and Buyers’ acquisition in the future of additional shares of Common Stock until such time as the Buyers collectively own 40% of the then-outstanding Common Stock. Prior to Closing, the Company will have amended the Rights Agreement, dated March 21, 2006, as amended, by and between the Company and National City Bank, as Rights Agent (the “Rights Agreement”), to accommodate the issuance and sale of the Shares to the Buyers, in a form reasonably acceptable to the Buyers.

4.21        ERISA. Based upon the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect to its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

4.22        Disclosure. The Company understands and confirms that the Buyers will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents. All representations and warranties provided to the Buyers including the disclosures in the Company’s disclosure schedules attached hereto furnished by or on behalf of the Company, taken as a whole are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

ARTICLE 5

COVENANTS

5.1          Form D; Blue Sky Laws. Upon completion of the Closing, the Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and each applicable state securities commission and will provide a copy thereof to the Buyers promptly after such filing.

5.2          Use of Proceeds. The Company shall use the proceeds from the sale of the Securities to complete the Acquisition.

5.3          Expenses. The Company shall pay the fees and expenses incurred by the Buyers in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions hereunder and thereunder, including, without limitation, reasonable attorneys’ fees and expenses, as set forth in the Expense Reimbursement Agreement dated as of February 1, 2007 (the “Reimbursement Agreement”) between the Company and Tontine Capital.

5.4          No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company in such a manner as would require the Company to seek the approval of its shareholders for the issuance of the Securities under any shareholder approval provision applicable to the Company or its securities.

5.5          Board Designee(s). Following the Closing and for as long as the Buyers and/or their affiliates hold (i) between 7.5% and 14.9% of the then outstanding Common Stock, the Buyers shall have the right to appoint one (1) nominee to become a member of the Company’s Board of Directors reasonably acceptable to the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Governance Committee”) or (ii) hold at least 15.0% of the then outstanding Common Stock, the Buyers shall have the right to appoint two (2) nominees to become members of the Company’s Board of Directors reasonably acceptable to the Governance Committee. Notwithstanding anything to the contrary contained in this Agreement, the Articles of Incorporation, as amended, of the Company, or the Bylaws of the Company, as amended, following the Closing and thereafter for as long as the Buyers have the right to appoint directors pursuant to this Section 5.5, the Company’s Board of Directors shall be comprised of no more than nine (9) directors, including any representatives appointed by Buyers pursuant hereto. Such reduction in the number of the directors from eleven (11) to nine (9) shall be effected by the Company prior to or at the Company’s annual shareholder meeting to be held in 2008.

5.6          Future Acquisitions. The Company shall not revoke its approval of the acquisition of up to 40% of the Common Stock on a fully diluted basis collectively by the Buyers. The Company shall use its best efforts to ensure that any future acquisitions of the Common Stock by the Buyers (up to 40% of the of the outstanding Common Stock on a fully diluted basis) shall not be made subject to the provisions of any anti-takeover laws and regulations of any governmental authority, including without limitation, the applicable provisions of the ICBL, and any provisions of an anti-takeover nature adopted by the Company or any of its Subsidiaries, including the Rights Agreement, or contained in the Company’s Articles of Incorporation, Bylaws, or the organizational documents of any of its Subsidiaries, each as amended.

5.7          Announcement of Rights Offering. The Company shall publicly announce, concurrent with the announcement of the execution of this Agreement and the Target SPA, that the Company intends to conduct a registered rights offering to its shareholders at the Per Share Price following the consummation of the transactions contemplated under the Target SPA.

ARTICLE 6

CONDITIONS TO THE COMPANY'S OBLIGATION

The obligation of the Company hereunder to issue and sell the Securities to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

6.1          Delivery of Transaction Documents. The Buyers shall have executed and delivered the Transaction Documents to which it is a party to the Company.

6.2          Payment of Purchase Price. The Buyers shall have delivered the Purchase Price and the Debt Financing in accordance with Section 2.3 above.

6.3          Representations and Warranties. The representations and warranties of the Buyers shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

6.4          Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE 7

CONDITIONS TO THE BUYERS' OBLIGATION

The obligation of the Buyers hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyers’ sole benefit and may be waived by the Buyers at any time in their sole discretion:

7.1          Delivery of Transaction Documents; Issuance of Securities. The Company shall have executed and delivered the Transaction Documents to the Buyers, including the Notes and the Amended and Restated Registration Rights Agreement, and shall deliver the Transfer Instructions to the transfer agent for the Company’s Common Stock to issue certificates in the name of each Buyer representing the Shares being purchased by such Buyer. The Company shall deliver a copy of the Transfer Instructions to the Buyers at the Closing.

7.2          Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

7.3          Consents. Any consents or approvals required to be secured by the Company for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained and shall be reasonably satisfactory to the Buyers.

7.4          Litigation. No Action shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.5          Project A. All of the conditions necessary for the Acquisition to be consummated shall have been satisfied and the Company and the parties to the Target SPA are proceeding to closing thereunder subject to the provision of the Debt Financing and the purchase of the Shares under this Agreement.

7.6          Opinion. The Buyers shall have received an opinion of the Company’s counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyers with respect to the matters set forth in Exhibit C attached hereto.

7.7          No Material Adverse Change. There shall not have been a Material Adverse Change or any event or occurrence (including the failure of the representations and warranties of the Company, in the aggregate, to be true and correct as of the Closing Date) which would reasonably be likely to have a Material Adverse Change.

7.8          Board Approval. The board of directors of the Company shall have adopted irrevocable resolutions approving and exempting from the restrictions in Section 18 and Section 19 of Chapter 43 of the ICBL the transactions contemplated by this Agreement.

7.9          Amendment of Rights Plan. As of the Closing Date, the amendment to the Rights Agreement referenced in Section 4.20 shall continue to be in full force and effect to accommodate the issuance and sale of the Shares to the Buyers and to allow the Buyers to purchase, collectively, up to 40% of the Common Stock.

7.10        Control Share Statute. As of the Closing Date, the Company shall not have amended its Bylaws to opt back in to the provisions of the IBCL pertaining to the acquisition of a controlling interest (IBCL 23-1-42-1 through 23-1-42-11); provided, however, that the Company can so amend its Bylaws to opt into the provisions of Chapter 42 of the IBCL once the purchase and issuance of the Shares hereunder is complete.

ARTICLE 8

TERMINATION

8.1          Termination Provisions. This Agreement may be terminated at any time before the Closing Date:

a.	By mutual consent of the Company and the Buyers;

b.          By either the Company or the Buyers as applicable, in the event that any of the conditions precedent to their respective obligations to consummate the transactions contemplated hereby as set forth in Article 6 or Article 7, through no fault of the terminating party, have not been met and satisfied and have become impossible of fulfillment;

c.          By either the Company or the Buyers if the Closing Date does not occur before June 30, 2007, or such later date as the parties may mutually agree upon (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

d.          By the Buyers if there has been any material breach of any representation, warranty, agreement or covenant in this Agreement by the Company, which breach cannot be or has not been cured within thirty (30) days after giving written notice thereof to the Company; and

e.          By the Company if there has been any material breach of any representation, warranty, agreement or covenant in this Agreement by the Buyers, which breach cannot be or has not been cured within thirty (30) days after giving written notice thereof to the Buyers.

8.2          Effect of Termination. Upon the termination of this Agreement pursuant to the terms hereof, this Agreement will be void and neither party will have any further liability obligations with respect hereof, except as otherwise provided in this Agreement or except and to the extent termination results from the intentional breach by a party of any of its representations, warranties or covenants hereunder.

ARTICLE 9

INDEMNIFICATION

9.1          Indemnification by the Company. The Company agrees to indemnify the Buyers and their affiliates and hold the Buyers and their affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Buyers’ counsel in connection with any investigative, administrative or judicial proceeding), which may be incurred by the Buyers or their affiliates as a result of any claims made against the Buyers or their affiliates by any person that relate to or arise out of (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in the Transaction Documents (other than the Amended and Restated Registration Rights Agreement, which contains separate indemnification provisions), or (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement or the Securities (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of the Buyers or their affiliates).

9.2          Notification. Any person entitled to indemnification hereunder (“Indemnified Party”) will (i) give prompt notice to the Company, of any third party claim, action or suit with respect to which it seeks indemnification (the “Claim”) (but omission of such notice shall not relieve the Company from liability hereunder except to the extent it is actually prejudiced by such failure to give notice), specifying in reasonable detail the factual basis for the Claim, the amount thereof, estimated in good faith, and the method of computation of the Claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification is sought with respect to the Claim, and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest may exist between such Indemnified Party and the Company with respect to such claim, permit the Company to assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate fully with the Company with respect to the defense of the Claim and, if the Company elects to assume control of the defense of the Claim, the Indemnified Party shall have the right to participate in the defense of the Claim at its own expense. If the Company does not elect to assume control or otherwise participate in the defense of the Claim, then the Indemnified Party may defend through counsel of its own choosing. If such defense is not assumed by the Company, the Company will not be subject to any liability under this Agreement or otherwise for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). If the Company elects not to or is not entitled to assume the defense of a Claim, it will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to the Claim, unless an actual conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to the Claim, in which event the Company will be obligated to pay the fees and expenses of such additional counsel or counsels.

ARTICLE 10

GOVERNING LAW; MISCELLANEOUS

10.1        Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Indiana applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the State of Indiana with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with such dispute.

10.2        Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

10.3        Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10.4        Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

10.5        Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersede all previous understandings or agreements between the parties with respect to such matters (other than the Reimbursement Agreement). No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement. The provisions of this Agreement may be amended only by a written instrument signed by the Company and the Buyers.

10.6        Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile (with a copy delivered by receipted overnight delivery service) and shall be effective upon receipt, if delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Patrick Industries, Inc.

107 West Franklin Street

Elkhart, Indiana 46516

Telephone: (574) 294-7511

Facsimile: (574) 522-5213

Attention: Andy Nemeth

With copy to:

McDermott Will and Emery LLP

227 West Monroe

Chicago, Illinois 60606-5096

Telephone: (312) 984-7582

Facsimile: (312) 984-7700

Attention: Robert A. Schreck, Jr., Esq.

If to the Buyers:

Tontine Capital Partners, L.P.

55 Railroad Avenue, 1st Floor

Greenwich, Connecticut 06830

Attention: Mr. Jeffrey L. Gendell

Telephone: (203) 769-2000

Facsimile: (203) 769-2010

With copy to:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP

Until June 30, 2007:

333 W. Wacker Drive, Suite 2700

Chicago, Illinois 60606

After June 30, 2007:

200 W. Madison Street, Suite 3900

Chicago, Illinois 60606

Attention: John E. Freechack, Esq.

Telephone:	(312) 984-3100
Facsimile:	(312) 984-3150

Each party shall provide notice to the other party of any change in address.

10.7        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers.

10.8        Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.9        Publicity. The Company and the Buyers shall have the right to review a reasonable period of time before issuing any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). Notwithstanding the foregoing, the Company shall file with the SEC a Form 8-K disclosing the transactions herein within four (4) business days of the Closing Date and attach the relevant agreements and instruments thereto, and the Buyers may make such filings as may be required under Section 13 and Section 16 of the 1934 Act.

10.10      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.11      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.12      Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement or the Transaction Documents. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

10.13      Survival. Any covenant or agreement in this Agreement required to be performed following the Closing Date, shall survive the Closing Date. Without limitation of the foregoing, the respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein, but only for a period of the earlier of (i) three (3) years following the Closing Date and (ii) the applicable statute of limitations with respect to each representation and warranty, and thereafter shall expire and have no further force and effect..

10.14      Knowledge. The term "knowledge of the Company" or any similar formulation of knowledge shall mean, the actual knowledge after due inquiry of the named executive officers of the Company as set forth in its 2007 Proxy Statement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

PATRICK INDUSTRIES, INC.

By: /s/ Paul E. Hassler

Name:	Paul E. Hassler
Title:	President

BUYER:

TONTINE CAPITAL PARTNERS, L.P.

By:	Tontine Capital Management, LLC, its general partner

By: /s/ Jeffery L. Gendell

Jeffrey L. Gendell, as managing member

Total Number of Shares: 521,380

Total Purchase Price for the Shares: $5,865,525.00

Amount of Debt Financing: up to $13,200,000.00

Form of Entity and Jurisdiction of Organization:

Delaware Limited Partnership

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

By:	Tontine Capital Overseas GP, L.L.C., its general partner

By:	/s/ Jeffery L. Gendell
Jeffrey L. Gendell, as managing member

Total Number of Shares: 458,620

Total Purchase Price for the Shares: $5,159,475.00

Amount of Debt Financing: up to $3,300,000.00

Form of Entity and Jurisdiction of Organization:

Cayman Islands Limited Partnership

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

SENIOR SUBORDINATED PROMISSORY NOTE

$[___]	Elkhart, Indiana

FOR VALUE RECEIVED, PATRICK INDUSTRIES, INC., an Indiana corporation (hereinafter referred to as the “Borrower”), hereby promises to pay to the order of _____________________________________________, and its successors and assigns (hereinafter referred to as “Holder”), in the manner hereinafter provided, the principal sum of [____] DOLLARS ($[___]), as it may be increased herein, in immediately available funds and in lawful money of the United States of America, together with interest thereon, all in accordance with the provisions hereinafter specified. This Note is one of $[_________] in aggregate principal amount of Senior Subordinated Promissory Notes (each a “Note” and collectively, the “Notes”) issued pursuant to the Securities Purchase Agreement dated April 10, 2007, among the Borrower and the original purchasers of the Notes (the “Purchase Agreement”), and is subject to the provisions set forth therein.

1.            Accrual of Interest. Interest shall accrue on the outstanding principal amount hereof (including any PIK Interest, as hereafter defined) at (i) a rate equal to nine and one-half percent (9.50%) per annum for the period beginning on the date hereof and ending on the first anniversary of the date hereof (the “Initial Period”) and (ii) a rate equal to thirteen and one-half percent (13.50%) per annum for the period following the Initial Period. Interest shall be calculated hereunder on the basis of the actual number of days elapsed.

2.            Payment of Interest. Commencing on December 31, 2007, the Borrower shall pay interest on this Note semi-annually in arrears on each June 30 and December 31 of each calendar year and on the Maturity Date (as hereafter defined), or if any such day is not a business day, on the next succeeding business day (each an “Interest Payment Date”), to Holder. Interest payable on this Note shall be paid on each Interest Payment Date, at the election of the Borrower, (i) in cash or (ii) in kind, in which event, the amount of the principal outstanding under this Note shall be increased by the amount of such interest payment (“PIK Interest”) on such Interest Payment Date and interest shall then accrue on the increased principal amount. During the continuance of an Event of Default, notwithstanding anything else to the contrary contained in this Note, interest payable on the outstanding principal hereunder, including any PIK Interest, shall bear interest at the then applicable interest rate set forth in Section 1 plus two percent (2%) per annum and such interest shall be payable upon demand.

3.            Scheduled Principal Payments. The Borrower shall make payments of principal to Holder as follows: (i) on the first anniversary of this Note, the sum of $[_______], which

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represents 10% of original principal amount of this Note, (ii) on the second anniversary of this Note, the sum of $[_______], which represents 40% of original principal amount of this Note, and (iii) on [________], 2010 (the “Maturity Date”), a final payment of the sum of the outstanding principal balance of this Note, including the amount of any PIK Interest, together with accrued and unpaid interest thereon, and all other obligations and indebtedness owing hereunder, if not sooner paid.

4.            Prepayment. This Note may be prepaid in whole or in part at any time without premium or penalty. Any prepayment of principal shall be accompanied by payment of any interest, if any, accrued and unpaid through the date of such prepayment.

5.            Manner and Application of Payments. All amounts payable hereunder shall be payable to Holder by wire transfer of immediately available funds. Payments hereunder shall be applied first to interest and then to principal outstanding hereunder, except that if Holder has incurred any cost or expense in connection with the enforcement or collection of the obligations of the Borrower hereunder, Holder shall have the option of applying any monies received from the Borrower to payment of such costs or expenses plus interest thereon before applying any of such monies to any interest or principal then due.

6.            No Security. This Note is an unsecured obligation of the Borrower and no collateral accompanies the obligations hereunder.

7.            Subordination. [The indebtedness of the Borrower evidenced by this Note, including the principal and interest, is subordinated and junior in right of payment to the Senior Debt (as hereafter defined), whether such obligations are outstanding at this date or are hereafter incurred, but will be senior in right of payment to any additional indebtedness of Borrower. For purposes of this Note, “Senior Debt” shall mean [Define]. [Senior Debtholder will require specific subordination language.]

8.            Treatment of Notes. Each Note issued pursuant to the Purchase Agreement or subsequently issued in replacement thereof shall rank pari passu with each other as to the payment of principal and interest. Further, the Notes and any notes subsequently issued in replacement thereof shall rank senior as to the payment of principal and interest with all present and future indebtedness for money borrowed of the Borrower other than the Senior Debt.

9.            Events of Default. Each of the following acts, events or circumstances shall constitute an Event of Default (each an “Event of Default”) hereunder:

(i)         the Borrower shall default in the payment when due (in accordance with the terms of the Notes) of any principal, including PIK Interest, interest or other amounts owing hereunder or under any other Note, and such default is not cured within three (3) business days of the due date;

(ii)        any representation or warranty made by the Borrower in the Purchase Agreement to shall have been false or misleading in any material respect on the date as of which such representation or warranty was made;

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(iii)       the Borrower shall fail to perform or observe any material agreement, covenant or obligation arising under any provision hereof, under any other Note or the Purchase Agreement for more than thirty (30) days following receipt by the Borrower of a notice from Holder indicating any such violation;

(iv)       any default by the Borrower under the terms of the Senior Debt, which results in the acceleration of the Senior Debt;

(v)        (a) the Borrower shall commence a voluntary case concerning itself under any bankruptcy, insolvency or similar laws or statutes (including Title 11 of the United States Code, as amended, supplemented or replaced) (collectively, the “Bankruptcy Code”); or (b) an involuntary case is commenced against the Borrower and is not dismissed within ninety (90) days; or (c) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Borrower commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower any such proceeding; or (d) any order of relief or other order approving any such case or proceeding is entered; or (e) the Borrower is adjudicated insolvent or bankrupt; or (f) the Borrower makes a general assignment for the benefit of creditors; or (g) the Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (h) the Borrower shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; and

(vi)       this Note or any other Note shall cease to be in full force and effect, or shall cease to provide the rights, powers and privileges purported to be created hereby.

Upon the occurrence of any Event of Default described in the immediately preceding paragraph, the unpaid principal amount of and any and all accrued interest on this Note and all other obligations of the Borrower to Holder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon.

10.         Remedies; Cumulative Rights. In addition to the rights provided under Section 8, Holder shall also have any other rights that Holder may have been afforded under any contract or agreement at any time, including the Purchase Agreement, and any other rights that Holder may have pursuant to applicable law. No delay on the part of Holder in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

No extensions of time of the payment of this Note or any other modification, amendment or forbearance made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of any co-borrower, endorser, guarantor or any other person with regard to this Note, either in part or in whole. No failure on the part of Holder or any holder hereof to exercise any right or remedy hereunder, whether before or after the occurrence of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default.

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No failure to accelerate the debt evidenced hereby by reason of an Event of Default hereunder or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or to impose late payment charges, or shall be deemed to be a novation of this Note or any reinstatement of the debt evidenced hereby, or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Holder or any holder hereof may have, whether by the laws of the State of Indiana, by agreement or otherwise, and none of the foregoing shall operate to release, change or affect the liability of the Borrower of this Note, and the Borrower hereby expressly waives (to the extent allowed by law) the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

11.          Waivers. Except for the notices expressly required by the terms of this Note (which rights to notice are not waived by the Borrower), the Borrower, for itself and its successors and assigns, hereby forever waives presentment, protest and demand, notice of protest, demand, dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and waives and renounces (to the extent allowed by law), all rights to the benefits of any statute of limitations and any moratorium, appraisement, and exemption now allowed or which may hereby be provided by any federal or state statute or decisions against the enforcement and collection of the obligations evidenced by this Note and any and all amendments, substitutions, extensions, renewals, increases, and modifications hereof.

12.          Attorneys’ Fees. The Borrower agrees to pay all reasonable costs and expenses of collection and enforcement of this Note when incurred, including Holder’s reasonable attorneys’ fees and legal and court costs, including any incurred on appeal or in connection with bankruptcy or insolvency, whether or not any lawsuit or proceeding is ever filed with respect hereto.

13.          Severability; Invalidity. The Borrower and Holder intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provisions, provision, or portion of any provision in this Note is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, or administrative or judicial decision, or public policy, and if such court would declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent they are legal, valid and enforceable, and the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were severable and not contained herein, and the rights, obligations and interest of the Borrower and Holder hereof under the remainder of this Note shall continue in full force and effect.

14.          Usury. All terms, conditions and agreements herein are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holders hereof for the use, forbearance or detention of the money advanced hereunder exceed the highest lawful rate permissible under applicable laws. If, from any circumstances whatsoever, fulfillment of any provision hereof shall involve transcending the limit of validity prescribed by law which a court

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of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if under any circumstances the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to reduction of the unpaid principal balance due hereunder and not to the payment of interest.

15.          Assignment. The Borrower may not transfer, assign or delegate any of its rights or obligations hereunder. This Note shall accrue to the benefit of Holder and its successors and shall be binding upon the undersigned and its successors. Holder shall have the right, without the consent of the Borrower, to transfer or assign, in whole or in part, its rights and interests in and to this Note, and, as used herein, the term “Holder” shall mean and include such successors and assigns.

16.          Notices. Any notices required or permitted to be given under the terms of this Note shall be sent or delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile (with a copy sent by a recognized, receipted overnight delivery service) and shall be effective upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Borrower:

Patrick Industries, Inc.

107 West Franklin Street

Elkhart, Indiana 46516

Telephone: (574) 294-7511

Facsimile: (574) 522-5213

Attention: Andy Nemeth

If to Holder:

Tontine Capital Partners, L.P.

55 Railroad Avenue, 1st Floor

Greenwich, Connecticut 06830

Attention: Mr. Jeffrey L. Gendell

Telephone: (203) 769-2000

Facsimile: (203) 769-2010

Each party shall provide notice to the other party of any change in address.

17.          Amendment. The provisions of this Note may be amended only by a written instrument signed by the Borrower and Holder.

18.          Governing Law. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF ALL PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF INDIANA.

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19.          Jurisdiction; Waiver of Jury Trial. ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE FILED, TRIED AND LITIGATED IN THE STATE AND FEDERAL COURTS LOCATED IN INDIANA. THE BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE BORROWER HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES THE AFORESAID TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature page follows]

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EXECUTED AND DELIVERED at Elkhart, Indiana as of the date written below.

PATRICK INDUSTRIES, INC.

Dated as of [________], 2007	By:
Name:
Title:

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PATRICK INDUSTRIES, INC.

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (the “Agreement”) is made this ____ day of _____________, 2007, by and among Patrick Industries, Inc., an Indiana corporation (the “Company”), and the stockholders of the Company identified on the signature page hereto (individually a “Stockholder” and collectively the “Stockholders”). This Amended and Restated Registration Rights Agreement amends and restates in its entirety that certain Registration Rights Agreement dated September 13, 2005, between the Company and Tontine Capital Partners, L.P. (“Tontine Capital”).

AGREEMENT

The parties hereby agree as follows:

1.            REGISTRATION RIGHTS. The Company and the Stockholders covenant and agree as follows:

1.1	Definitions. For purposes of this Agreement:

(a)          The term “Adverse Disclosure” means public disclosure of material non-public information relating to a significant transaction, which disclosure (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such registration statement; and (iii) would, in the good faith judgment of the Company’s Board of Directors, have a material adverse effect upon the Company’s ability to complete such significant transaction or upon the terms on which such significant transaction could be completed

(b)          The term “Common Stock” means the common stock of the Company, without par value, including the preferred share purchase rights which accompany each share.

(c)          The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, or successor statute, and the rules and regulations of the SEC promulgated thereunder.

(d)          The term “Holder” means a Stockholder that is a holder of Registrable Securities and any transferees of such Stockholder under Section 1.11 hereof who hold Registrable Securities.

(e)          The term “Majority Holders” means those Holders holding a majority of the Registrable Securities.

(f)           The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute, and applicable rules and regulations thereunder (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document by the SEC;

(g)          The term “Registrable Securities” means (i) the shares of Common Stock now held by the Stockholders, consisting of 2,293,089 shares of Common Stock, 1,313,089 of which were purchased pursuant to a certain Stock Purchase Agreement dated September 13, 2005, between the Company and Tontine Capital and 980,000 of which were purchased pursuant to a certain Securities Purchase Agreement dated April 10, 2007, among the Company, Tontine Capital and Tontine Capital Overseas Master Fund, L.P., and so long as this Agreement is still in effect, any other shares of Common Stock acquired by the Stockholders on or after the date hereof, (ii) any securities of the Company acquired by the Stockholders in the registered rights offering to be made to the Company’s shareholders promptly hereafter (the “Rights Offering”) and (iii) any other shares of the Company’s Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) or (ii) (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities (x) which are effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such shares, (y) which have been transferred by a Stockholder owning such securities pursuant to Rule 144 under the Securities Act (“Rule 144”) or other provisions of or exemptions from the Securities Act or (z) which are no longer beneficially owned by any Stockholder;

(h)          The term “Registration Statement” means a Shelf Registration Statement on Form S-3 registering the resale of Registrable Securities, or such other registration statement filed by the Company under the Securities Act pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

(i)           The term “SEC” means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act; and

(j)           The term “Shelf Registration Statement” means a “shelf” registration statement on Form S-3 filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Stockholders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC, filed by the Company pursuant to the provisions of Section 1.2 of this Agreement.

(k)          The term “Underwritten Offering” means a registration under this Agreement in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

1.2	Registration.

(a)          At such time as the Company files a Registration Statement with respect to the Rights Offering, but in any event within ninety (90) days of the date hereof, the Company shall file a Registration Statement on Form S-3 under the Securities Act registering the resale under Rule 415 under the Securities Act of all of the Registrable Securities then outstanding. The Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available on Form S-3 by the Stockholders of any and all Registrable Securities, such methods of distribution to be provided in writing to the Company no later than seven (7) days prior to the effective date of the Registration Statement with the SEC. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible, but in any event, no later than ninety (90) days from the date of filing, and shall use its reasonable best efforts to keep the Registration Statement continuously effective for a period of five (5) years after the Registration Statement first becomes effective, subject to the terms of this Agreement. The Company shall promptly amend such Registration Statement from time to time to include any Registrable Securities that are issued at any time after the original filing upon written notice to the Company by any Stockholder regarding the request for registration of such newly issued Registrable Securities.

(b)          If for any reason the SEC does not permit all of the Registrable Securities to be included in a Registration Statement filed pursuant to Section 1.2(a) or Section 1.3 below or for any other reason all Registrable Securities then outstanding are not then included in such an effective Registration Statement, then the Company shall prepare and file as soon as reasonably possible after the date on which the SEC shall indicate as being the first date or time that such filing may be made an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each such Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available on Form S-3 by the Holders of any and all Registrable Securities, such methods of distribution to be provided in writing to the Company no later than seven (7) days prior to the effective date of the Registration Statement with the SEC. The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective and to keep the Registration Statement continuously effective for a period of five (5) years after the Registration Statement first becomes effective.

1.3	Request for Registration.

(a)          Subject to Section 1.3(h), if the Company shall receive a written request from the Majority Holders of the Registrable Securities then outstanding (the “Initiating Stockholders”) that the Company file a Registration Statement on Form S-3 under the Securities Act registering the resale of all or part of such Majority Holders’ Registrable Securities then outstanding, the Company will promptly give written notice of such requested registration to all other Holders, and thereupon the Company will use its reasonable best efforts to file with the SEC as soon as reasonably practicable following such demand request (but in no event later than the date that is ninety (90) days after the demand request) such Registration Statement. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC within ninety (90) days after the initial filing of the Registration Statement. The Company shall include in such Registration Statement the Registrable Securities which the Company has been so requested to be registered by the Initiating Holders and all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within thirty (30) days after the giving of such written notice by the Company.

(b)          If the Holders of not less than 50% of the Registrable Securities covered by a Registration Statement filed pursuant to Section 1.2 or Section 1.3 so elect, the offering of Registrable Securities pursuant to such Registration Statement shall be in the form of an Underwritten Offering and the Company shall amend or supplement the Registration Statement, if appropriate. Such Holders shall have the right to select the managing underwriter or underwriters to administer the offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

(c)           A registration requested pursuant to this Section 1.3 shall not be deemed to have been effected unless a Registration Statement with respect thereto has become effective; provided, that a Registration Statement that does not become effective after the Company has filed a Registration Statement with respect thereto solely by reason of the refusal to proceed of the Initiating Stockholders shall be deemed to have been effected by the Company at the request of the Initiating Stockholders.

(d)          The Company shall use its reasonable best efforts to keep any Registration Statement filed pursuant to this Section 1.3 continuously effective for a period of five (5) years after the Registration Statement first becomes effective. In the event the Company shall give any notice pursuant to Section 1.3(i) or Section 1.5(d), the time period mentioned in this Section 1.3(d) (or in Section 1.2 above) during which the required Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.3(i) or Section 1.5(d) to and including the date when each Holder covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.5(h) or shall have otherwise been notified by the Company that the Suspension has been lifted.

(e)          Notwithstanding the foregoing, if the Company shall furnish to the Holders, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore advisable to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the written request of the Initiating Stockholders.

(f)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3 during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on the later of a date ninety (90) days after the effective date of, a Registration Statement subject to Section 1.4 hereof.

(g)          Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.3 (i) after the Company has effected two (2) registrations pursuant to this Section 1.3 and such registrations have been declared or ordered effective or (ii) during the period in which the Company is not eligible to use Form S-3 for such Registration Statement.

(h)          The right of the Holders to register Registrable Securities pursuant to this Section 1.3 is only exercisable if the Registrable Securities were not included in the Registration Statement contemplated by Section 1.2(a) or such Registration Statement otherwise becomes unusable (other than due solely to some act or omission by the Holders electing to have Registrable Securities registered pursuant to such Registration Statement) and the Company is not able to restore the usability of the Registration Statement as contemplated by this Agreement.

(i)           If the filing of the Registration Statement or the continued effectiveness of the Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay filing the Registration Statement or suspend use of the Registration Statement (in either case, a “Suspension”); provided, however, the Company shall not be permitted to exercise a Suspension (i) more than twice during any twelve (12) month period, (ii) for a period exceeding thirty (30) days on any one occasion, or (iii) for an aggregate period exceeding sixty (60) days in any twelve (12) month period. In the case of a Suspension, the notice required above shall request the Holders to suspend any sale or purchase, or offer to sell or purchase the Registrable Securities, and to suspend use of the prospectus related to the registration in connection with any such sale or purchase or offer to sell or purchase. The Company shall promptly notify the holders upon the termination of any Suspension, and amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission therein and furnish to the holder such numbers of copies of the prospectus as so amended or supplemented as the Holders may reasonably request.

1.4	Company Registration.

(a)          The Company shall notify all Holders in writing at least thirty (30) days prior to the filing of a Registration Statement (including, but not limited to, a Registration Statement relating to secondary offerings of securities of the Company, but excluding (x) registration statements relating solely to employee benefit plans or debt securities, or (y) registration statements solely with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or (z) a registration on any registration form that does not permit secondary sales), and such notice shall describe the proposed registration and distribution.

(b)          Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. The Company shall, subject to Section 1.7, afford each such Holder an opportunity to include in such Registration Statement all or part of such Registrable Securities held by such Holder.

(c)          If the Registration Statement is to be filed in connection with an Underwritten Offering, all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities to be included in a Registration Statement under this Section 1.4 to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

(d)          Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 1.4 by giving written notice to the Company of its request to withdraw prior to the filing of the Registration Statement.

(e)          If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(f)           In connection with any public offering by the Company of its Common Stock, pursuant to which the Stockholder is entitled to registration rights under this Section 1.4, the Stockholder (including any permitted transferee) if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by them (except for any securities sold pursuant to such Registration Statement) or enter into any hedging transaction relating to any securities of the Company for a period not to exceed ninety (90) days following the effective date of the applicable Registration Statement as agreed to by such parties; provided, that the Stockholder’s obligations under this paragraph (f) shall be conditioned upon all officers and directors entering into similar agreements with the Company and such managing underwriter. For purposes of this Section 1.4, “hedging transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

1.5          Obligations of the Company. Whenever required under Section 1 to effect the registration of any Registrable Securities, the Company will use its reasonable best efforts to effect the registration of Registrable Securities pursuant to this Agreement in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)          Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such registration statement effective for the period provided for in this Agreement.

(b)          Promptly prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period provided for in this Agreement.

(c)          Promptly furnish to each Holder of Registrable Securities such numbers of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)          Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of: (i) the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)          Use its reasonable best efforts to cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq or each securities exchange on which similar securities issued by the Company are then listed.

(f)           Provide each Holder of Registrable Securities with a reasonable opportunity to review and comment on the Registration Statement prior to its filing with the SEC.

(g)          If there has occurred any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, the Company will use its reasonable best efforts to prepare and furnish to each Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)          In the event of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts to promptly obtain the withdrawal of such order.

(i)           Cooperate with each seller of Registrable Securities and their counsel in connection with any filings required to be made with the National Association of Securities Dealers.

(j)           Use its reasonable best efforts to register or qualify such Registrable Securities under such other state securities or blue sky laws as the selling Holders selling such Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction).

(k)          Enter into such customary agreements (including underwriting agreements containing customary representations and warranties) and take all other customary and appropriate actions as the Holders of a majority of the Registrable Securities being sold or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(l)           With respect to an Underwritten Offering pursuant to any Registration Statement filed under Section 1.2 or Section 1.3, obtain one or more comfort letters, dated the effective date of the Registration Statement and, if required by the managing underwriters, dated the date of the closing under the underwriting agreement, signed by the Company’s independent public accountants in customary form and covering such matter of the type customarily covered by comfort letters in similar transactions.

(m)         With respect to an Underwritten Offering pursuant to any Registration Statement filed under Section 1.2 or Section 1.3, obtain a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement and, if required by the managing underwriters, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions in similar transactions.

(n)          Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

1.6          Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Stockholder’s Registrable Securities.

1.7          Expenses of Registration. All expenses, other than underwriting discounts and commissions (“Selling Expenses”), incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company and any other person or entity retained by the Company, shall be borne by the Company, and the Company will pay its internal expenses (including without limitation all salaries and expenses of the Company’s employees performing legal or accounting duties) and the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or quoted. All Selling Expenses and the fees and disbursements of counsel for the Holders incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered, pro rata on the basis of the number of shares so registered. In connection with any Registration Statement filed hereunder, the Company will pay the reasonable fees and expenses of a single counsel retained by the Holders of a majority (by number of shares) of the Registrable Securities requested to be included in such Registration Statement.

1.8          Underwriting Requirements. In connection with any Underwritten Offering, the Company shall not be required under Section 1.4 to include any of the Holders’ securities in such underwriting, unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Stockholders to be included in such offering exceeds an amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. In such event: (x) in cases initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, and (ii) second, Registrable Securities and securities which have been requested to be included in such registration by persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by Holders and such other persons); and (y) in cases not initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any person whose exercise of a “demand” registration right pursuant to a contractual commitment of the Company is the basis for the registration,

(ii) second, Registrable Securities and securities which have been requested to be included in such registration by persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by Holders and such other persons), and (iii) third, the securities which the Company proposes to register (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and other documents required under the terms of such underwriting arrangements.

1.9          Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10       Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 1:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and its general or limited partners, officers, directors, members, managers, employees, advisors, representatives, agents and affiliates (collectively, the “Representatives”), and each underwriter, if any, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, the Exchange Act; and the Company will pay to each such Stockholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Stockholder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Stockholder, underwriter or controlling person. Each Holder shall be entitled to reimbursement from the Company for any out-of-pocket losses actually incurred by such Holder to the extent that such Holder suffers such losses as a result of such Holder’s inability to make delivery of sold securities due to the Company’s breach of its commitment to provide timely notice as required by Section 1.5(d).

(b)          To the extent permitted by law, each selling Stockholder will indemnify and hold harmless the Company, and its Representatives, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and each such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably wiheld. The obligation of each Holder to indemnify the Company and its Representatives shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities under such Registration Statement. In no event, however, shall any Holder be liable for indirect, incidental or consequential or special damages of any kind.

(c)          Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.10 to the extent that the indemnifying party has been prejudiced thereby.

(d)          If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)          The obligations of the Company and Stockholders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 1, and otherwise.

1.11       Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned by Holder provided that (i) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and a representation as to the affiliate status of the transferee; (ii) such transferee agrees in writing to be subject to all restrictions set forth in this Agreement as though it were a Holder and shall be thereafter be deemed to constitute a Holder; and (iii) such assignment shall be effective only if and to the extent following such transfer the further disposition of such securities by the transferee or assignee is not eligible to be made under Rule 144(k).

1.12       Additional Stockholder Covenants. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.3(i) or Section 1.5(d) hereof or upon notice of the commencement of any delay period under Section 1.3(d) hereof, such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(b) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus and, if requested by the Company, such Holder shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such request. Each Holder further agrees not to utilize any material other than the applicable current prospectus in connection with the offering of Registrable Shares pursuant to this Agreement.

1.13       Termination of Registration Rights. All registration rights granted under this Agreement with respect to a Holder shall terminate and be of no further force and effect when such Holder no longer beneficially owns any Registrable Securities.

2.	ADDITIONAL COMPANY OBLIGATIONS.

2.1          Current Public Information. The Company covenants that it will use its reasonable best efforts to file all reports required to be filed by it under the Exchange Act, and will use its reasonable best efforts to take such further action as the Stockholder may reasonably request, all to the extent required to enable the Holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of a Holder, deliver to such Holder a written statement as to whether it has complied with such requirements during the twelve (12) month period immediately preceding the date of such request.

3.	Miscellaneous.

3.1          Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2          Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (i) the Company, and (ii) the Majority Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder of any Registrable Securities then outstanding and its permitted successors and assigns.

3.3          Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include telecopier or electronic communication) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), or by telecopy if confirmed by receipted overnight delivery service as follows:

Stockholders:	c/o Jeffrey L. Gendell

55 Railroad Avenue, 1st Floor

Greenwich, Connecticut, 06830

Telephone:	(203) 769-2000
Telecopy:	(203) 769-2010

Email: jgendell@tontinepartners.com

with a copy to:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP

Until June 30, 2007:

333 W. Wacker Drive, Suite 2700

Chicago, Illinois 60606

After June 30, 2007:

200 W. Madison Street, Suite 3900

Chicago, Illinois 60606

Attention: John E. Freechack, Esq.

Telephone:	(312) 984-3100
Telecopy:	(312) 984-3150

Email: john.freechack@bfkpn.com

Company:	Patrick Industries, Inc.

 107 West Franklin Street

 Elkhart, Indiana 46516

 Attention: Andy Nemeth

Telephone:	(574) 294-7511
Telecopy:	(574) 522-5213

Email: nemetha@patrickind.com

with a copy to:	McDermott Will and Emery LLP

 227 West Monroe Street

 Chicago, Illinois 60606-5096

 Attention: Robert A. Schreck, Jr.

Telephone:	(312) 372-2000
Telecopy:	(312) 984-7700

Email: rschreck@mwe.com

or to such other person or place as any party shall furnish to the other parties hereto. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b)  if delivered by overnight express delivery service, on the next Business Day after deposit with such service; and (c) if by telecopier or electronic mail, on the next business day of transmission if also confirmed by mail in the manner provided in this Section.

3.4          Severability. If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

3.5          Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Indiana, without regard to the principles of conflict of laws. Any disputes arising out of or in connection with this Agreement shall be adjudicated in a United States District Court in Indiana or in a court of competent civil jurisdiction in the State of Indiana. Each party hereto irrevocably submits to the personal jurisdiction of such courts for the purposes of any such suit, action, counterclaim or proceeding arising out of this Agreement (collectively, a Suit). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, that such Suit is brought in an inconvenient forum, or the venue of such Suit is improper; provided, however, that nothing herein shall be construed as a waiver of any right that any party hereto may have to remove a Suit from a court sitting in the State of Indiana to a United States District Court in Indiana. Each of the parties hereby agrees that service of all writs, process and summonses in any Suit may be made upon such party by mail to the address as provided in this Agreement. Nothing herein shall in anyway be deemed to limit the ability of any party to serve any such writs, process or summonses in any other matter permitted by applicable law.

3.6          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.7          Entire Agreement. This Agreement and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede any and all other written or oral agreements existing between the parties hereto, which agreements are expressly canceled.

3.8          No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders in this Agreement.

3.9          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

PATRICK INDUSTRIES, INC.

By:	/s/ Paul E. Hassler
Paul E. Hassler, President

TONTINE CAPITAL PARTNERS, L.P.

By:	Tontine Capital Management, LLC, its general
partner

By: /s/ Jeffery L. Gendell
Jeffery L. Gendell, as managing member

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

By:  Tontine Capital overseas GP, L.L.C., its general partner

By: /s/ Jeffery L. Gendell
Jeffery L. Gendell, as managing member

EXHIBIT C

FORM OF LEGAL OPINION

1. The Company is a corporation, validly existing and in good standing under the laws of the state of the jurisdiction in which it is incorporated.

2. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company.

3. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The issuance, sale and delivery of the Securities and the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby do not violate or result in a breach of or default under the Articles of Incorporation, as amended, Bylaws, as amended, or any applicable requirement of law.

5. To our knowledge, there are no actions, suits, proceedings, claims or disputes pending or threatened against, or affecting, the Company, at law, in equity, in arbitration or before any governmental authority that contest the execution, validity or performance of the Transaction Documents.

6. Except for filings, authorizations or approvals contemplated by the Agreement, to our knowledge no authorizations or approvals of, and no filings with, any governmental authority are necessary or required for the execution, delivery or performance by, or enforcement against, the Company of any of the Transaction Documents.

7. The Securities are duly authorized and, when issued and sold to the Buyers after payment therefor in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable.

8. There are no statutory, or to our knowledge, contractual preemptive, rights of first refusal or similar rights with respect to the issuance and sale of the Securities.

9. Assuming that the representations made by the Buyers in the Agreement are true and correct and that any required filings are made pursuant to Rule 503 of Regulation D as promulgated under the Securities Act of 1933, the offering, sale and issuance of the Securities pursuant to the Agreement do not require registration under the Securities Act of 1933, as amended and the rules promulgated thereunder as they currently exist or registration or qualification under any state securities laws.

C-1